Exhibit N


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and Independent Registered Public Accountants in the Statement of Additional Information and to the incorporation by reference of our report dated November 2, 2005 in the Registration Statement (Form N-2 No. 333-67926 and No. 811-10473) of Advantage Advisers Multi-Sector Fund I.


                                                 ERNST & YOUNG LLP


New York, New York
December 15, 2005